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                                                                    EXHIBIT 23.3


                         Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Sempra Energy on Form S-3 of our reports dated February 4, 2000 (February 25, 2000 as to Note 17) and March 28, 2000, incorporated by reference and appearing in in the Annual Report on Form 10-K of Sempra Energy for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

San Diego, California
December 18, 2000